UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6th, 2018

SEAFARER EXPLORATION CORP.

(Exact name of registrant as specified in its charter)

Florida	000-29461	73-1556428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Kyle Kennedy
Chief Executive Officer
14497 N. Dale Mabry Hwy.
Suite 209N
Tampa, Florida 33618

(Address of principal executive offices) (Zip Code)

(813) 448-3577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 5, 2018, it came to the attention of management of Seafarer Exploration Corporation that there had been a news release which was represented to be from Seafarer through M2 Compliance. This release was completely false and completely unauthorized by Seafarer. Management and counsel for Seafarer immediately contacted M2 Compliance and were not given what we felt was an acceptable explanation as to how such a release was allowed to go out to the public about Seafarer which was a Company who had not even been a client of M2 Compliance. The explanation given was that the account was set up without any manner of vetting or verification, in Seafarer’s opinion, as to who the party sending in the account information actually was.

The releases content was false. If at any time Seafarer has material information on a wreck find, it will make a reasonable news release. Seafarer and counsel spoke with the Chief Executive Officer of M2 Compliance, and there was no explanation in our opinion of any reasonable verification process that was conducted in the fraudulent application by the unknown third party to set up such an account. There was no verification through contact with the company, with Kyle Kennedy through the Company phone number, available emails, or even of linking the payment method, which had not even been run at the time the discussion was held with M2 Compliance. Further investigation by Seafarer showed the application seemed to have a temporary cell number reference from a “burner phone.”

We at Seafarer find this reprehensible that a third party would attempt to hijack the Seafarer name in an attempt at potential market manipulation. We are taking all necessary notifications, and will continue this investigation, for our continued obligation to our shareholders and the investing public in general.

See Exhibit 99.1 for the Release which was sent by M2 Compliance in relation to this matter.

EX-99.1 PRESS RELEASE ISSUED July 5th, 2018

Seafarer Refutes July 5th Press Release

TAMPA, Fla., July 05, 2018 (GLOBE NEWSWIRE) -- Seafarer Exploration Corp (OTC PINK: SFRX) Seafarer Exploration has become aware of a recent release by an unknown entity that is completely unrelated to Seafarer. Seafarer was not aware of such release and is in no way responsible for the representations being made in the release. Seafarer is notifying the necessary parties of the situation. Seafarer is currently investigating the false release.

Seafarer is actively working the Melbourne Beach site and will make a press release when something of material value has been found. For updates on the Company please visit our website or Facebook page at https://www.facebook.com/SeafarerCorp/.

About Seafarer Exploration:

Seafarer Exploration Corp. is a publicly traded underwater salvage and exploration company traded under the symbol SFRX. The principal business of the company is to develop the infrastructure necessary to engage in the archaeologically-sensitive research, documentation, exploration and recovery of historic shipwrecks. The company has secured multiple sites it believes contain historic and valuable shipwrecks. The company will use accepted archaeological methods to properly document, research and recover portions of the wrecks. Seafarer employs scientists and historians and is committed to preserving the cultural and historical significance of every wreck it finds. www.seafarercorp.com

Disclaimer:

The press release may include certain statements that are not descriptions of historical facts but are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, and other forward-looking terminology such as “may,” “expects,” “believes,” “anticipates,” “intends,” “projects,” or similar terms, variations of such terms or the negative of such terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change. Accordingly, there can be no assurance that actual results will meet expectation and actual results may vary (perhaps materially) from certain of the results anticipated herein.

SOURCE: Seafarer Exploration Corp.

Contact:

Kyle Kennedy

(813) 448-357

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAFARER EXPLORATION CORP.

Date: July 6th, 2018	By:	/s/ Kyle Kennedy
Name: Kyle Kennedy
Title: Chief Executive Officer

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